EXHIBIT 16(17)(iii)

KELMOORE STRATEGIC TRUST

SPECIAL MEETING OF SHAREHOLDERS

August __, 2008

PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints __________________ and __________________ as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of the Kelmoore Strategic Trust (the "Trust") with respect to the Kelmoore Strategy Fund, the Kelmoore Strategy Eagle Fund and the Kelmoore Strategy Liberty Fund, (each a “Kelmoore Fund” and collectively, the “Kelmoore Funds), each a series of the Trust, will be held on [______] [__], 2008, at [____] a.m. Eastern Time at [_______________________], and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposals set forth on the reverse regarding:

(i) the Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and Dunham Investment Trust ("Dunham") on behalf of the Dunham Monthly Distribution Fund (the "Dunham Fund"), a series of the Dunham Investment Trust (collectively with the Kelmoore Funds, the "Funds"), and

(ii) any other matters properly brought before the Special Meeting.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

FUND NAME – POSITION C

Vote on Proposal

THE BOARD OF TRUSTEES OF KELMOORE STRATEGIC TRUST RECOMMENDS A VOTE FOR THE PROPOSAL TO:

1.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Kelmoore Strategy Fund to the Dunham Monthly Distribution Fund in exchange for shares of the Dunham Monthly Distribution Fund and the subsequent liquidation of the Kelmoore Strategy Fund:

o For	o Against	o Abstain

2.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Kelmoore Strategy Eagle Fund to the Dunham Monthly Distribution Fund in exchange for shares of the Dunham Monthly Distribution Fund and the subsequent liquidation of the Kelmoore Strategy Eagle Fund:

o For	o Against	o Abstain

3.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Kelmoore Strategy Liberty Fund to the Dunham Monthly Distribution Fund in exchange for shares of the Dunham Monthly Distribution Fund and the subsequent liquidation of the Kelmoore Strategy Liberty Fund:

o For	o Against	o Abstain

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of the Dunham Investment Trust. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature (Please sign within the box)	Date

Signature (Joint Owners):	Date

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the Kelmoore Strategic Trust, c/o [ ].